The Warrant

THE EXERCISE OF THIS WARRANT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS WARRANT MAY ONLY BE EXERCISED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE SECURITIES LAWS. AS A CONDITION PRECEDENT TO THE EXERCISE OF THIS WARRANT, THE COMPANY MAY REQUIRE SUCH CERTIFICATES AND OPINIONS OF COUNSEL AS IT REASONABLY DEEMS NECESSARY FROM THE PERSON EXERCISING THIS WARRANT TO ESTABLISH THE EXISTENCE OF SUCH EXEMPTIONS.

NEITHER THIS SECURITY NOR THE SECURITY INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THIS WARRANT IS SUBJECT TO OTHER RESTRICTIONS ON TRANSFER AS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, THE FORM OF WHICH IS AVAILABLE FROM THE COMPANY.

COMMON STOCK PURCHASE WARRANT

To Purchase _____ Shares of Common Stock of

WHITNEY INFORMATION NETWORK, INC.

No. [	] - ___________	Date: December 12, 2005

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Prides Capital Partners LLC (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on December 12, 2009 the fourth anniversary following the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Whitney Information Network, Inc. (the “Company”) or Russell A. Whitney (“Whitney”), as the case may be, and as evidenced by the signature below on this document by either the Company or Whitney, shares (the “Warrant Shares”) of Common Stock, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.         Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated December 12, 2005, among the Company and the purchasers signatory thereto.

Section 2.         Exercise.

(a)        Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) of: (i) the Notice of Exercise Form annexed hereto duly completed and executed; (ii) the aggregate Exercise Price of the shares thereby purchased by wire transfer of immediately available United States funds or cashier’s check drawn on a United States bank (unless the Holder has elected to acquire the Warrant Shares pursuant to a Cashless Exercise (as defined in Section 2(c)(ii)); (iii) the surrender of this Warrant; and (iv) payment of all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi); and (iv) the receipt of such certificates and other documents as reasonably may be required by the Company to determine that the exercise complies with applicable securities laws. The Trading Day on which the last of the foregoing deliveries is received by the Company is referred to as the “Exercise Date” provided, however, that if the last of such deliveries is received after the close of trading on the Trading Market for the Common Stock, the Exercise Date shall be deemed to be the next Trading Day. This Warrant shall be deemed to have been exercised, the Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein as the holder of the Warrant Shares shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

(b)        Exercise Price. The exercise price for each Warrant Share issuable under this Warrant shall be $6.00 per share, subject to adjustment hereunder (the “Exercise Price”).

(c)        Payment of Exercise Price: The Holder shall pay the aggregate Exercise Price using one of the following methods:

(i)         Cash Exercise. The Holder shall pay the aggregate Exercise Price by wire transfer of immediately available United States funds or cashier’s check drawn on a United States bank.

(ii)        Cashless Exercise. For up to half the warrants purchased in this Offering, the Holder may satisfy its obligation to pay the aggregate Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the twenty Trading Days immediately prior to (but not including) the Exercise Date (the “Average Closing Price”).

B = the Exercise Price.

The foregoing is referred to as a “Cashless Exercise.” No Cashless Exercise shall be permitted unless the Average Closing Price exceeds the Exercise Price and, if the Average Closing Price does not exceed the Exercise Price, the Company shall refuse to honor any purported exercise of this Warrant pursuant to a Cashless Exercise. “Closing Price” means, for any Trading Day, the price determined as follows: (I) if the Common Stock is then listed or quoted on a Trading Market, the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for such Trading Market; (II) if the Common Stock is not listed then listed or quoted on a Trading Market, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or any similar organization; or (III) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in good faith.

(d)	Mechanics of Exercise.

i.     Authorization of Warrant Shares. The Company and Whitney covenant that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company and Whitney covenant that during the period the Warrant is outstanding, they will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

ii.    Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder (A) by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system, provided that (I) the Company is a participant in such system and (II) the DWAC system provides an adequate method of protecting against the transfer of the Warrant Shares in violation of the restrictions on transfer set forth herein, and (B) otherwise by depositing the certificate(s) representing the Warrant Shares with a nationally recognized overnight courier for delivery to the address specified by the Holder in the Notice of Exercise on the next Trading Day, in either event within 3 Trading Days of the Exercise Date (“Warrant Share Delivery Date”).

iii.   Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company or Whitney shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.   Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided that it return any certificate representing any Warrant Shares received by it.

v.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company or Whitney shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi.   Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company or Whitney, as the case may be, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company or Whitney may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.  Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

viii.  Government Filings. The Company shall assist and cooperate with the Holder, at the Holder’s expense, with respect to any governmental filings required to be made or any governmental approvals required to be obtained by the Holder prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company; provided, however, filings required to be made by the Company under federal or state securities laws shall be governed by the Registration Rights Agreement).

(e)        Call Provision. Subject to the provisions of this Section 2(e), if after the date of issuance of this Warrant the Closing Price on average for the prior 20 Trading Days (the “Measurement Period”, which period shall not commence until beginning on or after the date that the Registration Statement filed pursuant to the Registration Rights Agreement is declared effective by the Securities and Exchange Commission) exceeds $12.00 (subject to adjustment as set forth herein) (the “Threshold Price”), then the Company or Whitney may, within five Trading Days of the end of such period, call for redemption all or any portion of this Warrant for $0.10 per share (the “Call Price”) for which a Notice of Exercise has not yet been delivered (such right, a “Call”). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 5:00 p.m. (New York City time) on the 10th Trading Day after the date the Call Notice is sent to the Holder (such date, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company and Whitney covenant and agree that they will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 5:00 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (x) this Warrant then permits the Holder to acquire 200 Warrant Shares, (y) a Call Notice pertains to 75 Warrant Shares, and (z) prior to 5:00 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (3) the Holder may, until the Termination Date, exercise this Warrant for 125 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Calls). Subject again to the provisions of this Section 2(e), the Company may at ant time and from time to time exercise its Call right and deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. The Company’s or Whitney’s right to Call the Warrant shall be exercised ratably among the Holders based on the number of Warrants then held by each Holder.

Section 3.	Certain Adjustments.

(a)       Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant or any other option, warrant or other right to acquire the Common Stock), (B) subdivides outstanding shares of Common Stock into a larger number of shares (including by way of a stock split), or (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)       Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Section 3(a), the number of shares of Common Stock issuable upon exercise hereof shall be adjusted, rounded up to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

(c)       Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not includes shares of Common Stock owned or held by or for the account of the Company as treasury shares.

(d)       Failure to Effect Event Requiring Adjustment. If any event requiring an adjustment in the Exercise Price and the number of Warrant shares issuable hereunder is not paid or made, then the Exercise Price and number of shares issuable upon exercise of this Warrant shall again be adjusted to be the Exercise Price and number of shares which would then be in effect if such adjustment had not been made for such.

(e)       Notice to Holders. Whenever the Exercise Price is adjusted pursuant to Section 3(a), the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(f)        Organic Change. Any recapitalization, reorganization, reclassification, consolidation or merger to which the Company is a party, or sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company will make appropriate provision to ensure that the Holder will thereafter have the right to acquire and receive, upon exercise of this Warrant, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of the Holder’s Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to the Holder’s rights and interests to ensure that the provisions of this Section 3(f) hereof will thereafter be applicable to the Warrant. The Company will not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument, the obligation to deliver to the Holder such stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to acquire. The Company will give written notice to the Holder at least 20 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company will also give written notice to the Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

(g)       Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4.	Transfer of Warrant.

(a)        Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 4(d) and 5(a) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)        New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)        Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)        Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(e)        Legend. The Warrant Shares issuable hereunder shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Certificates evidencing the Warrant Shares shall not contain the legend set forth above: (i) following any sale of such Warrant pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144, or (ii) if such Warrant Shares are eligible for sale under Rule 144(k), provided that, in each case, the Holder provides a copy of such certificates or confirmations as the Company reasonably requests.

Section 5.	Miscellaneous.

(a)        Title to Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company or Whitney may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any notice to the Holder, and for all other purposes, absent actual written notice to the contrary and compliance with the applicable provisions concerning transfer of this Warrant.

(b)        No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the Exercise Date and then only with respect to the Warrant Shares to be issued with respect threreto.

(c)        Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d)        Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

(e)        Exchange of Warrant for Warrants of Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Shares then purchasable hereunder, and each of such new Warrant will represent such portion of such rights as is designated by the Purchaser at the time of such surrender. The date the Company initially issued this Warrant will be deemed to be the warrant issue date for such new Warrants regardless of the number of times new certificates representing the unexplored and unexercised rights formerly represented by this Warrant shall be issued.

(f)         Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(g)         Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(h)         No waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies; provided, however, that all rights hereunder shall terminate on the Termination Date.

(i)         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (I) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 4:00 p.m. (Eastern Time) on a Trading Day, (II) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 4:00 p.m. (Eastern Time) on any Trading Day, (III) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (IV) upon actual receipt by the party to whom such notice is required to be given; provided, however, that any exercise of the Warrant shall be effective in the manner provided in Section 2(a). The address for such notices and communications shall be (A) if to the Holder of this Warrant, at the registered address of such Holder as set forth in the Warrant register kept at the principal office of the Company or its Warrant registrar, if any, or (b) if to the Company, to it at the address set forth on the signature page hereto.

(j)         Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)        Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(l)         Successors and Assigns. Subject to applicable securities laws and the other restrictions on transfer set forth herein, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

(m)       Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n)        Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)       Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: December 13, 2005

WHITNEY INFORMATION NETWORK, INC.

By: /s/Nicholas Maturo
Name: Nicholas Maturo
Title: President

Address for Notice:
_____________________________________________
_____________________________________________
_____________________________________________

/s/Russell A. Whitney
Russell A. Whitney